Exhibit 99.1

ABIOMED ANNOUNCES FIRST QUARTER FISCAL 2014 REVENUE OF $42.7 MILLION, UP 10% OVER PRIOR YEAR

- Abiomed Receives FDA Approval of PMA Shell for Modular Submission of the Impella 2.5

DANVERS, Mass. — August 1, 2013 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2014 revenue of $42.7 million, up 10% compared to revenue of $38.8 million in the same period of fiscal 2013, and a first quarter fiscal 2014 GAAP net loss of $1.7 million or a loss of $0.04 per diluted share, compared to GAAP net income of $3.1 million or $0.08 per diluted share in the prior year period.

Financial and operating highlights during the first quarter of fiscal 2014 and fiscal year to date include:

•

Fiscal first quarter worldwide Impella® revenue totaled $38.7 million, up 12% compared to revenue of $34.7 million during the same period of the prior year. U.S. Impella revenue grew 7% to $35.4 million from $33.0 million in the prior year with U.S. Impella patient usage up 12%.

•

An additional 27 hospitals purchased Impella 2.5 during the quarter, bringing the total to 775 customer sites. As part of Abiomed’s continued Impella CP™ launch, an additional 66 hospitals purchased Impella CP, bringing the total number of Impella CP U.S. sites to 172. Impella 2.5 and Impella CP unit inventory at hospitals averaged 2.4 units, equal to the prior sequential quarter.

•

Gross margin rate for the first quarter of fiscal 2014 was 79.6% compared to 80.8% in the first quarter of fiscal 2013. There were 191 Impella AIC consoles placed during the quarter compared to 163 in the same period of the prior year.

•

Income/(loss) from operations for the first quarter fiscal 2014 was a loss of $1.3 million, compared to a gain of $3.6 million in the prior year period. Compared to the prior year, the loss included $2.6 million of incremental legal expenses related to the Department of Justice subpoena, shareholder lawsuit and derivative action, $1.2 million of higher stock compensation expense and $0.6 million of incremental expense for the medical device tax.

•

Cash, cash equivalents, short and long-term marketable securities totaled $88 million as of June 30, 2013, which remained unchanged from March 31, 2013. The Company continues to have no debt and a U.S. federal net operating loss carry-forward of approximately $190 million as of March 31, 2013.

•	Abiomed announced in May the publication of the Protect II Cost Effectiveness Study in American Health & Drug Benefits Journal, demonstrating the cost effectiveness of Impella.

•

Abiomed also announced that the Netherlands has approved new reimbursement coding and payment for the Impella product. The new coding allows for hospitals to receive funding for the use of the Impella technology in a broad set of clinical indications of heart disease through the process known as Diagnosis Treatment Combinations (Diagnose Behandeling Combinaties; DBCs), similar to the Medicare Diagnosis-Related Group (DRG) system in the United States.

•	Abiomed also announced in June that the U.S. District Court of Massachusetts dismissed the derivative lawsuit that was filed in February 2013.

•

There were several Impella-related sessions at the 22nd Annual Meeting of the Japanese Association of CardioVascular Intervention and Therapeutics (CVIT 2013) in Kobe, Japan, which took place July 11-13. Abiomed anticipates Japanese PMDA approval for Impella by the end of the year, with reimbursement to follow within 6 – 12 months.

•	In July, the 15,000th U.S. patient was treated with Impella.

•

The Company has also received written notification that the U.S. Food and Drug Administration (FDA) has reviewed Abiomed’s proposed premarket approval application (PMA) Shell for modular review of the Impella 2.5 System. The FDA has confirmed that the Agency agrees with Abiomed’s proposed Shell and that the company may begin submitting modules.

“We are on track to achieve our fiscal year revenue guidance and set new records in patient utilization. We are investing for success in our training, regulatory approvals and product portfolio,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “We are pleased to report today that the FDA has recently approved our PMA Shell for our Impella modular submission.”

The Company is maintaining its fiscal year 2014 revenue guidance in a range of $180 million to $185 million, with worldwide Impella revenue forecasted to increase by approximately 20%. The Company is revising its fiscal year 2014 GAAP operating margin guidance, now expected to be approximately breakeven to 5% (from its prior guidance of operating margin of 7% to 8%) due to legal costs, regulatory submissions, pipeline development, and stock compensation expense.

The Company will host a conference call to discuss the first quarter fiscal year 2014 results on Thursday, August 1, 2013, at 8:00 a.m. ET with Michael R. Minogue, Chairman, President and Chief Executive Officer; Robert L. Bowen, Vice President and Chief Financial Officer; and Susan V. Lisa, Senior Director of Investor Relations and Corporate Development.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET August 1, 2013 through 11:59 p.m. ET on August 8, 2013. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 17314885.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Susie Lisa, CFA

Senior Director, Investor Relations and Corporate Development

978-646-1590

slisa@abiomed.com

Aimee Genzler

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	June 30, 2013	March 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,727	$9,451
Short-term marketable securities	55,725	67,256
Accounts receivable, net	20,983	22,946
Inventories	16,513	14,930
Prepaid expenses and other current assets	1,737	2,022

Total current assets	106,685	116,605
Long-term marketable securities	20,588	11,406
Property and equipment, net	6,479	6,549
Goodwill	35,932	35,410
Other assets	779	29

Total assets	$170,463	$169,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,270	$7,696
Accrued expenses	12,829	15,162
Deferred revenue	3,993	4,198

Total current liabilities	23,092	27,056
Long-term deferred tax liability	5,781	5,554
Other long-term liabilities	285	309

Total liabilities	29,158	32,919

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	401	397
Authorized - 100,000,000 shares; Issued - 40,218,485 shares at June 30, 2013 and 39,788,383 shares at March 31, 2013;
Outstanding - 39,012,118 shares at June 30, 2013 and 38,601,384 shares at March 31, 2013
Additional paid in capital	420,674	414,810
Accumulated deficit	(259,984)	(258,261)
Treasury stock at cost - 1,206,367 shares at June 30, 2013 and 1,186,999 shares at March 31, 2013	(16,554)	(16,129)
Accumulated other comprehensive loss	(3,232)	(3,737)

Total stockholders’ equity	141,305	137,080

Total liabilities and stockholders’ equity	$170,463	$169,999

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2013	2012
Revenue:
Product revenue	$42,609	$38,647
Funded research and development	61	136

	42,670	38,783

Costs and expenses:
Cost of product revenue	8,723	7,446
Research and development	7,287	6,712
Selling, general and administrative	27,967	20,953
Amortization of intangible assets	—	111

	43,977	35,222

Income (loss) from operations	(1,307)	3,561

Other expense:
Investment income (expense), net	16	(2)
Other expense, net	(21)	(4)

	(5)	(6)

Income (loss) before income tax provision	(1,312)	3,555
Income tax provision	411	436

Net income (loss)	$(1,723)	$3,119

Basic net income (loss) per share	$(0.04)	$0.08
Basic weighted average shares outstanding	38,678	39,144

Diluted net income (loss) per share	$(0.04)	$0.08
Diluted weighted average shares outstanding	38,678	41,549